Delaware
Investments(SM)
--------------------------------------
A member of Lincoln Financial Group(R)


July 6, 2004


DELAWARE EMERGING MARKETS
FUND
DELAWARE INTERNATIONAL SMALL
CAP VALUE FUND
DELAWARE INTERNATIONAL VALUE
EQUITY FUND
(three separate series of Delaware Group
Global & International Funds)

Dear Shareholder:

Enclosed is a Notice of Meeting for a Joint
Special Meeting of Shareholders
of The Emerging Markets Portfolio, The
Global Fixed Income Portfolio, The
International Equity Portfolio, The
International Fixed Income Portfolio and
The
Labor Select International Equity Portfolio, five separate series of Delaware
Pooled Trust, and of Delaware Emerging
Markets Fund, Delaware International
Small Cap Value Fund and Delaware
International Value Equity Fund, three
separate series of Delaware Group Global &
International Funds (collectively,
the "Funds"). The Joint Special Meeting has been called for August 31, 2004 at 3:00 p.m., Eastern time, at the offices of Delaware Investments located at 2001
Market Street, 2nd Floor Auditorium,
Philadelphia, Pennsylvania 19103. The
accompanying Proxy Statement describes
certain proposals (the "Proposals") being presented for your consideration and requests your prompt attention and vote via the enclosed proxy card.

PLEASE TAKE A MOMENT TO FILL
OUT, SIGN AND RETURN THE
ENCLOSED PROXY CARD!

The enclosed Proxy Statement describes two separate Proposals. In Proposal 1, you are being asked to consider and approve a new investment management agreement for each of the Funds in which you own shares. In Proposal 2, you are being asked to consider and approve a new sub-advisory agreement for each of the Funds in which you own shares. As more fully described in the Proxy Statement, new investment management and sub-advisory agreements are needed as a result of the pending sale by Delaware Investments of its London-based international investment management business, specifically Delaware International Advisers
Ltd. ("DIAL"). If the shareholders of a Fund approve the Proposals, Delaware
Management Company ("DMC") will
become the investment manager for that
Fund and
DIAL (which is currently the manager of
each of the Funds) will become the
sub-adviser for that Fund.

Each of these Proposals is being presented to shareholders in connection with
Delaware Investments' pending sale of
DIAL. The sale of DIAL will result in the automatic termination of DIAL's investment management agreements with Delaware
Pooled Trust and Delaware Group Global &
International Funds on behalf of the
Funds. None of these Proposals will result in a change in the investment objective or investment policies of any of the Funds, nor will the investment management fees, or any other expenses paid by the Funds, change.

Please take the time to review this entire document and vote now! Whether or not you plan to attend the Joint Special
Meeting, please vote your shares by
completing, dating and signing the enclosed proxy card. If you determine at a later date that you wish to attend the Joint
Special Meeting, you may revoke
your proxy and vote in person. Proxy cards must be received prior to the Joint
Special Meeting in order to be counted.

Thank you for your prompt attention and
participation.

Sincerely,

/s/ Jude T.  Driscoll
-------------------------------------
Jude T.  Driscoll
President and Chief Executive Officer






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Delaware
Investments(SM)
--------------------------------------
A member of Lincoln Financial Group(R)


THE EMERGING MARKETS
PORTFOLIO
THE GLOBAL FIXED INCOME
PORTFOLIO
THE INTERNATIONAL EQUITY
PORTFOLIO
THE INTERNATIONAL FIXED INCOME
PORTFOLIO
THE LABOR SELECT INTERNATIONAL
EQUITY PORTFOLIO
(five separate series of Delaware Pooled
Trust)

2005 Market Street
Philadelphia, PA 19103
(800) 231-8002

DELAWARE EMERGING MARKETS
FUND
DELAWARE INTERNATIONAL SMALL
CAP VALUE FUND
DELAWARE INTERNATIONAL VALUE
EQUITY FUND
(three separate series of Delaware Group
Global & International Funds)

2005 Market Street
Philadelphia, PA 19103
(800) 523-1918

NOTICE OF JOINT SPECIAL MEETING
OF SHAREHOLDERS

TO BE HELD ON AUGUST 31, 2004

To the Shareholders of The Emerging
Markets Portfolio, The Global Fixed
Income Portfolio, The International Equity
Portfolio, The International Fixed
Income Portfolio, The Labor Select
International Equity Portfolio, five separate series of Delaware Pooled Trust, and to the shareholders of Delaware Emerging
Markets Fund, Delaware International Small
Cap Value Fund and Delaware
International Value Equity Fund, three
separate series of Delaware Group Global
& International Funds:

This is your official notice that a Joint
Special Meeting of Shareholders
(the "Meeting") of The Emerging Markets
Portfolio, The Global Fixed Income
Portfolio, The International Equity Portfolio,
The International Fixed Income
Portfolio, The Labor Select International
Equity Portfolio, five separate series
of Delaware Pooled Trust, a Delaware
statutory trust ("DPT"), and of Delaware
Emerging Markets Fund, Delaware
International Small Cap Value Fund and
Delaware
International Value Equity Fund, three
separate series of Delaware Group Global
& International Funds, a Delaware statutory trust ("DGGIF" and, together with
DPT, the "Trust," and all such series of the Trust are collectively, the
"Funds"), has been called by the Boards of Trustees of the Trust and will be held on August 31, 2004 at 3:00 p.m., Eastern time, at the offices of Delaware
Investments located at 2001 Market Street,
2nd Floor Auditorium, Philadelphia,
PA 19103. The Meeting is being called for the following reasons:

1. For shareholders of each Fund, voting separately, to approve an Investment
Management Agreement between the Trust,
on behalf of such Fund, and Delaware
Management Company (Proposal 1).

2. For shareholders of each Fund, voting separately, to approve a
Sub-Advisory Agreement between Delaware
Management Company and Delaware
International Advisers Ltd. (Proposal 2).